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                                                                    Exhibit 21.1
                                                                    ------------



                              LIST OF SUBSIDIARIES



                                                                 Jurisdiction of
                                                                 Organization or
                             Subsidiary Name                      Incorporation
                             ---------------                      -------------

Corvis Netherlands Holding B.V.                               Netherlands

Algety Telecom S.A.S                                          France

Corvis U.S. Holdings, Inc.                                    Delaware

Corvis U.S. Operations, Inc.                                  Delaware

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